CONFIDENTIAL SEPARATION AGREEMENT

This CONFIDENTIAL SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Todd R. Gleason (“Employee”) and Pentair Management Company, on behalf of itself, its predecessors, subsidiaries and affiliated entities (collectively, the “Company”).

1.    Separation Payment and Other Benefits. Provided Employee does not exercise his right of rescission under Section 8, the Company shall pay Employee (a) the sum of Seven Hundred and Eighty Three Thousand Six Hundred Fifty and No/100 Dollars ($783,650.00), less applicable withholdings (the “Initial Separation Payment”), within thirty (30) days following Employee’s execution and delivery of this Agreement to the Company, and (b) provided Employee has remained in compliance with the provisions of Section 11 at all times through January 1, 2016, an additional sum of Nine Hundred and Fifty Nine Thousand Eight Hundred Eighty Three and No/100 Dollars ($959,883.00), less applicable withholdings, shall be paid to Employee during January of 2016 (the "Second Separation Payment").

The parties acknowledge that the Initial Separation Payment shall be inclusive of Employee's accrued and unused vacation remaining as of the Separation Date (as defined in Section 5 below), less applicable withholdings. Employee expressly understands and agrees that he is not entitled to any other payments for any accrued and/or unused vacation.

Provided Employee does not exercise his right of rescission under Section 8, the Company shall pay to Employee an additional lump sum of Thirty Two Thousand Four Hundred Twenty Nine and No/100 Dollars ($32,429.00), less applicable withholdings (the “COBRA Subsidy”), which Employee may use toward the cost of future health/dental insurance premiums or for other purposes. The COBRA Subsidy will be paid to Employee with the Initial Separation Payment.

The parties acknowledge that because Employee was employed through December 31, 2014, Employee remains eligible for a payment under the Pentair Management Incentive Plan (“MIP”) for the 2014 year, which the Company shall pay in March 2015 at the same time other eligible participants receive their MIP payments. Employee shall not be eligible for any payment under the MIP for the 2015 year.

Employee understands and agrees that the amounts described in this Section 1 and the awards described in Section 10 below, provide all the rights and benefits available to Employee under bonus or incentive compensation plans of any type maintained by the Company, including, but not limited to, the Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the Flexible Perquisite Plan, the Pentair Ltd. Employee Stock Purchase and Bonus Plan, the 1999 Supplemental Executive Retirement Plan, the Pentair, Inc. Restoration Plan, or any successor plans thereto, or any plans of employers acquired by the Company under which Employee holds vested or unvested options, restricted stock, restricted stock units or performance units; and that he holds no other stock options or rights to grants of future stock options. The Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the 1999 Supplemental Executive Retirement Plan, the Pentair, Inc. Restoration Plan, or any successor plans thereto, and any other plans of employers acquired by the Company under which Employee holds vested or unvested options, restricted stock, restricted stock units or performance units are in the aggregate called the “Pentair Equity Plans” and the documents establishing the terms and conditions of the grants under the Pentair Equity Plans are called the “Terms & Conditions” in this Agreement. Provided Employee does not exercise his right of rescission under Section 8, the Company agrees that Employee's options, restricted stock, restricted stock units or performance units under the Pentair Equity Plans, if any, will be treated in accordance with Section 10 of this Agreement.

2.    Discharge of Claims. Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants that he will not sue and hereby releases and forever discharges the Company, and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents, subsidiaries, predecessors and successors, and all other affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response Act, Employee Polygraph Protection Act, the Uniformed

Services Employment and Reemployment Rights Act, the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minn. Stat. 176.82, Minnesota Statutes Chapter 181, the Minnesota Constitution, Minnesota common law, and all other applicable state, county and local ordinances, statutes and regulations. Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Employee acknowledges that this release includes all claims that he is legally permitted to release, and as such, does not apply to any vested rights under the Company’s qualified retirement plans, nor does it preclude him from filing an administrative charge of discrimination, though he may not recover any damages if he does file such a charge or if he has filed such a charge.

3.    Confidential Information Acquired During Employment. Employee agrees that he will continue to treat, as private and privileged, any information, data, figures, projections, estimates, marketing plans, customer lists, lists of contract workers, tax records, personnel records, accounting procedures, formulas, contracts, business partners, alliances, ventures and all other confidential information which Employee acquired while working for the Company. Employee agrees that he will not release any such information to any person or entity at any time, except as may be required by law, or as agreed to in writing by the Company. Employee acknowledges that any violation of this non-disclosure provision shall entitle the Company to appropriate injunctive relief and to any damages which it may sustain due to the improper disclosure, including but not limited to the Company's attorneys' fees and costs relating to such an action to obtain appropriate injunctive relief.

4.    Confidentiality, No Disparaging Remarks. Employee represents and agrees that he will keep the terms and facts of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement to anyone, except for his counsel, tax accountant, spouse or except as may be required by law or agreed to in writing by the Company. Employee shall not make any disparaging remarks of any sort or otherwise communicate any disparaging comments about the Company or any of the other released persons or entities herein to any other person or entity. Employee acknowledges that any violation of this non-disparagement provision shall entitle the Company to appropriate injunctive relief and to any damages which it may sustain due to the Employee’s violation hereof, including but not limited to the Company's attorneys' fees and costs relating to such an action to obtain appropriate injunctive relief.

5.    Separation From Employment. Employee’s last day of employment with the Company was February 13, 2015 (“Separation Date”), and Employee is signing this Agreement as a former employee.

6.    Cooperation and Certification. At the request of the Company following the Separation Date, Employee will cooperate with the Company with respect to any claims or lawsuits where Employee has knowledge of the facts. Employee further agrees that he will not voluntarily aid, assist, or cooperate with anyone who has claims against the Company or with their attorneys or agents in any claims or lawsuits which such person may bring. However, nothing in this Agreement prevents Employee from testifying at an administrative hearing, arbitration, deposition or in court in response to a lawful and properly served subpoena, nor does it preclude Employee from filing a charge of discrimination or cooperating with government agencies in connection with a charge (though he may not recover damages if he does file such a charge as noted in Section 2 above). Employee certifies, warrants and represents that he has faithfully discharged his role with the Company at all times during his employment. Employee further certifies, warrants and represents that he is unaware of any actual or potential violations of law by the Company, Pentair plc or any affiliate of Pentair plc.

7.    No Wrongdoing. Employee and the Company agree and acknowledge that the consideration exchanged herein does not constitute, and shall not be construed as, an admission of liability or wrongdoing on the part of Employee, the Company or any entity or person, and shall not be admissible in any proceeding as evidence of liability or wrongdoing by anyone.

8.    Effective Date; Notification of Release and Right to Rescind. This Agreement shall become effective on the date executed by Employee, provided Employee does not rescind this Agreement as provided in this section. This Agreement contains a release of certain legal rights which Employee may have, including rights under the Age Discrimination in Employment Act and Minnesota Human Rights Act. Employee was previously advised to consult with an attorney regarding such release and all other aspects of this Agreement before signing this Agreement, and Employee has in fact received legal counsel from his independent attorney. Employee understands that he may nullify and rescind this entire Agreement at any time within the next fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Pentair, c/o Frederick S. Koury, Senior Vice President of Human Resources, Suite 800, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this Agreement on a timely basis, the Company will not be bound by the terms of this Agreement, and, in such event, Employee will have no right to receive or right to retain the financial benefits conferred under this Agreement.

9.    Minnesota Law, Forum and Merger. The terms of this Agreement shall be governed by the laws of the State of Minnesota, the location of Pentair plc’s main U.S. office, and shall be construed and enforced thereunder. Any dispute arising under this Agreement shall be determined exclusively by a Minnesota court of appropriate jurisdiction, and the parties acknowledge the existence of sufficient contacts to the State of Minnesota to confer exclusive jurisdiction upon courts in that state. This Agreement supersedes and replaces all prior oral and written agreements, understandings, and representations between Employee and the Company. Further, Employee understands and agrees that, except as provided in this Agreement, all claims which he has or may have against the Company and the other released parties are fully released and discharged by this Agreement. The only claim which Employee may hereafter assert against the Company or any of the other released parties is limited to an alleged breach of this Agreement.

10.    Restricted Stock Units, Performance Units and Stock Options under Pentair Equity Plans. Provided Employee does not exercise his right of rescission under Section 8, if Employee has unvested awards under the Pentair Equity Plans, the Company agrees to treat Employee’s unearned restricted stock units, performance units, and nonqualified stock options and incentive stock options, or other accrued benefits under the Pentair Equity Plans as follows:

i.
Restricted Stock Units. Employee's unvested restricted stock units under the Pentair Equity Plans, if any, shall be treated by the Company as fully and immediately vested, effective as of the Separation Date. The value of Employee's restricted stock units (settled in stock) shall be deposited into Employee’s UBS account (reduced by applicable withholdings) within one month following the Separation Date, or if later, within fourteen (14) days of the expiration of the rescission period under Section 8; provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Restricted Stock Units would be considered deferred compensation under Section 409A, then the shares (reduced by applicable withholdings) will be deposited six months following the Separation Date.

ii.
Performance Units. Employee shall be entitled to the performance units and the value of such performance units (settled in cash), based upon the Company actual performance and actual achievement of the performance goals established under the applicable Pentair Equity Plans for the performance units. The cash value of the performance units shall be paid to Employee (reduced by applicable withholdings) by the Company within one month following the end of the original three year performance period of the award or if later, within fourteen (14) days of the expiration of the rescission period under Section 8; provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Performance Units would be considered deferred compensation under Section 409A, then the value (reduced by applicable withholdings) will be paid the later of the time set forth in the previous sentence or six months following the Separation Date.

iii.
Options. Employee's unvested options under the Pentair Equity Plans, if any, shall remain outstanding (the "Outstanding Options") and vest in accordance with the terms of the particular grant or award under the Pentair Equity Plans or applicable Terms & Conditions under the earlier of the expiration date of the award or the fifth anniversary of the Separation Date. The Outstanding Options may be exercised by Employee until the earlier of the expiration date of the particular award or within five (5) years after the Separation Date, at the time and in the manner permitted under the terms of the applicable Pentair Equity Plan and the applicable Terms & Conditions. Five (5) years after the Separation Date, all Outstanding Options unexercised by Employee shall be forfeited. Employee's options under the Pentair Equity Plans that had vested prior the Separation Date (the "Previously Vested Options") may be exercised by Employee at any time in accordance with the time and in the manner permitted under the terms of the applicable Pentair Equity Plan without regard to whether he signs this Agreement. The Previously Vested Options shall expire and become non-exercisable in accordance with the terms of the applicable Pentair Equity Plan and the Terms & Conditions without regard to whether Employee signs this Agreement.

iv.
Retirement Plans. The Employee shall be entitled to receive payments under the Pentair, Inc. Deferred Compensation Plan (referred to as the Sidekick Plan) and The Pentair, Inc. Retirement Savings and Stock Incentive Plan (collectively, the "Retirement Plans"), without regard to whether Employee signs this Agreement. Payment or distributions from Employee's Retirement Plans accounts will be made in accordance with the terms of the applicable Retirement Plan documents, deferral elections, Internal Revenue Code regulations, or the Employee Retirement Income Security Act of 1974, including the requirement that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)

(B)(i) and if payments under the Retirement Plans would be considered deferred compensation under Section 409A, then the value (reduced by applicable withholdings) will be paid no sooner than six months following the Separation Date.

Employee acknowledges that it is Employee’s responsibility to review his personal UBS OneSource account and take action prior to the expiration dates for each grant.

11.     Post-Employment Restrictions.

For the purpose of Section 11 of this Agreement, the "Business" means the Company and Pentair plc and any of either entity's business segments, business units, or subsidiaries. The parties understand and recognize that due to Employee's position and global duties with the Company and Pentair plc, he is intimately familiar with the Business, involved with all segments and business units of the Business on a global basis and that Employee has received lucrative financial benefits as a result of his exposure to and involvement in the Business.
(a)    Non-Solicitation. Throughout his employment in the Business and with the Company, Employee became intimately familiar with trade secrets, know-how, business strategies, marketing strategies, product development, proprietary information and confidential information concerning the business operations of the Business and the Company. As a result of Employee’s intimate familiarity with such proprietary and confidential information, goodwill developed with the Company's customers while employed with the Company, and specialized training provided to him during his employment with the Company, Employee acknowledges and agrees that he would be able to engage in unfair competition vis-à-vis the Business and the Company in the event he were to solicit or accept business from customers of the Business or the Company or in the event he were to solicit employees of the Business or the Company. Accordingly, in consideration for the financial payments and benefits in this Agreement, Employee hereby agrees that for a period of ---------two (2) years after the Separation Date (the “Limited Restricted Period”), he will not, for himself or for any third party, directly or indirectly: (i) solicit or accept business from any customer of the Business or the Company; or (ii) solicit any employee of the Business or the Company for the purpose of hiring such person or otherwise entice, induce or encourage, directly or indirectly, any such employee to leave his or her employment.

(b)    Non-Competition. For the purpose of this Section 11(b) of the Agreement, “Competitor” means any individual, entity or business enterprise that competes with the Business. As a result of Employee’s intimate familiarity with the proprietary and confidential information of the Business and the Company, the goodwill developed with the Company's customers while employed with the Company, and specialized training provided to him during his employment with the Company, and his role as Senior Vice President of Growth, Employee acknowledges and agrees that he would be able to engage in unfair competition vis-à-vis the Company in the event he were to become employed by or otherwise involved in any way with a Competitor. Accordingly, Employee hereby agrees during the Limited Restricted Period, he will not directly or indirectly (whether in his individual capacity or as an agent of a third party) manage, control, advise, become employed by, consult with, obtain an ownership interest in, render services to, materially participate in or have any competitive involvement with, or be materially involved in any manner with the ownership, management, operation, or control of any business or entity of a Competitor anywhere in the World.

(c)    Reasonableness of the Restrictions and Enforcement. Employee agrees that in light of the money and benefits conferred to him under this Agreement, the narrow nature of the restrictive covenants imposed under this Section 11 are reasonable and will not result in any hardship to him. Further, Employee acknowledges and agrees that his breach of any obligation under this Section 11 would cause irreparable harm to the Company and that such harm may not be compensable entirely with monetary damages. If Employee violates his obligations under this Section 11, the Company may, but shall not be required to, seek injunctive relief and/or any other remedy allowed at law, in equity, or under this Agreement. Any injunctive relief sought shall be in addition to and not in limitation of any monetary relief or other remedies or rights at law, in equity, or under this Agreement. In connection with any suit at law or in equity under this Agreement, the Company shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which Employee or any other entity or person has either directly or indirectly realized on its behalf or on behalf of another and/or may realize, as a result of, growing out of, or in connection with the violation which is the subject of the suit. Further, in the event of Employee’s breach of this Section 11, Employee shall disgorge the value of all payments and benefits conferred to him by virtue of this Agreement. In addition to the foregoing, the Company shall be entitled to collect from Employee any reasonable attorney’s fees and costs incurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement. The parties agree that it is their intent that the restrictions in this Section 11 be enforced to the maximum allowable extent or modified to permit enforcement to the maximum allowable extent under the laws of Minnesota as determined by a court of appropriate jurisdiction in Minnesota, and the parties further agree to and acknowledge the sufficiency of the parties’ contacts with the State of Minnesota in order to confer exclusive jurisdiction of Minnesota courts applying Minnesota law.

(d)    Notice. Employee agrees that while the restrictive covenants imposed under this Section 11 are in effect, Employee shall give written notice to the Company within ten days, after accepting any other employment, position, or ownership interest in another corporate entity by sending such written notice to Pentair Management Company, c/o Frederick S. Koury, Senior Vice President of Human Resources, Suite 800, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee agrees that the Company may notify such new employer, company or corporate entity that Employee is bound by this Agreement and, at the Company's election, furnish such employer, company or corporate entity with a copy of this Agreement or the relevant portions thereof.

12.    Outplacement. Provided Employee does not exercise his right of rescission under Section 8, the Company shall pay for outplacement services provided for Employee’s benefit to the extent such services are actually utilized by Employee within two (2) years following the Separation Date and to the extent the cost does not exceed 10% of Employee's base salary for 2014. Alternatively, in lieu of outplacement services and provided Employee does not exercise his right of rescission under Section 8, Employee may elect to receive a cash payment in the amount of $41,700.00, less applicable withholdings, by informing the Company in writing of such election no later than fifteen (15) days following his execution of this Agreement; if Employee makes such a timely election, Company will provide the payment to him at the same time the Initial Separation Payment is paid.

13.    Administrative Charges, Investigations, and Proceedings. As stated above, nothing in this Agreement shall be construed to prohibit Employee from filing a charge with or participating in any investigation or proceeding conducted by the EEOC or a comparable state or local agency. As a result, the restrictions in Sections 3, 4, and 6 regarding confidentiality, non-disparagement, and cooperation do not apply in connection with a charge of discrimination with or an investigation by an administrative agency. As stated above in Section 2 regarding Employee’s waiver of claims, notwithstanding the provisions of this Section 13, Employee waives his right to recover monetary damages or receive any relief in any charge, complaint, or lawsuit filed by Employee or anyone else on his behalf, including in connection with any administrative agency charge, investigation, or proceeding. Employee affirms that he has not filed, has not caused to be filed, and is not presently a party to any claim, complaint, charge, or action against the Company in any form or forum.

14.    Construction of this Agreement and Severability. Should this Agreement require judicial interpretation, the court shall not construe the Agreement more strictly against any party, including the party who prepared it. With the exception of Section 2, if one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired. If Section 2 shall in part or in whole be invalid, illegal or unenforceable in any respect, the Company may at its option void the remainder of this Agreement, including the obligation to pay Employee the Initial Separation Payment or the Second Separation Payment. If any portions of this Agreement are found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the parties expressly agree that such portions of this Agreement shall be enforced to the maximum allowable extent or modified to permit enforcement to the maximum allowable extent under the laws of Minnesota, as determined by a court of appropriate jurisdiction in Minnesota.

15.    Employee Understands the Terms of this Agreement. Other than stated herein, Employee warrants that (a) no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Agreement and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney, and Employee has had a sufficient opportunity to consult with an attorney, the costs and fees for which shall be paid by the Company in accordance with Section 1 of this Agreement; (e) the Company has allowed Employee twenty-one (21) days within which to consider this proposed Agreement; (f) Employee fully understands that after signing this Agreement, Employee shall have fifteen (15) days within which to nullify and rescind this Agreement, in accordance with Section 8 of this Agreement; and (f) Employee fully understands this Agreement and has been advised by counsel (or has consciously chosen not to seek counsel) of the consequences of signing this Agreement. The parties acknowledge and agree that if Employee has not signed this proposed Agreement within the twenty-one (21) day period following the Company’s presentation of the offer of this Agreement to Employee on the Separation Date, then the offer of this Agreement shall expire by its own terms and be of no further force or effect without any further action required on the part of the Company.

Dated:	February 16, 2015	/s/ Todd R. Gleason
TODD R. GLEASON

Dated:	February 16, 2015	PENTAIR MANAGEMENT COMPANY
	By	/s/ Frederick S. Koury
Frederick S. Koury
	Its	Senior Vice President, Human Resources